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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: SEPTEMBER 22, 2003



                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           MARYLAND                     ______                  04-3474810
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NO.)  (IRS EMPLOYER
         INCORPORATION)                001-31297           IDENTIFICATION NO.)

        535 BOYLSTON STREET                            02116
       BOSTON, MASSACHUSETTS                        (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                             (617) 247-2200
                                     (REGISTRANT'S TELEPHONE NUMBER,
                                             INCLUDING AREA CODE)


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ITEM 5.  OTHER EVENTS

     On September 22, 2003, Heritage Property Investment Trust, Inc. issued a press release announcing that it had entered into an agreement to acquire a portfolio of eight properties for approximately $160 million from Trademark Property Company. Four of the properties to be acquired are located in the Dallas/Fort Worth area, three are located in the Houston area and one is in Jackson, Mississippi. The acquisition is expected to be completed in the 4th quarter and is subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

99.1 Heritage Property Investment Trust, Inc. press release dated September 22, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       HERITAGE PROPERTY
                                       INVESTMENT TRUST, INC.


                                       /s/Thomas C. Prendergast
                                       ---------------------------------------
                                       Thomas C. Prendergast
                                       Chairman, President and Chief Executive
                                       Officer



                                       /s/David G. Gaw
                                       ---------------------------------------
                                       David G. Gaw
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer

Dated:  September 22, 2003